                                                                   EXHIBIT 10.50

                        AMENDED AND RESTATED STOCK OPTION

         THIS CERTIFIES THAT, FOR VALUE RECEIVED, Invisa, Inc., a Nevada corporation ("Invisa, Inc." or the "Company") has, on November 8, 2002, granted to G.M. Capital Partners Ltd. ("Holder") the right and option until December 31, 2005 to purchase 500,000 shares of Common Stock of Invisa, Inc., at a purchase price of $3.50 per share.

         The Company commits that it will, on one occasion during the term of this Option, cause the shares covered by this Option to be registered under the Securities Act of 1933 (the "Act"), in accordance with the following: (i) the cost of any such Registration Statement shall be borne solely by the Company provided that the Company shall not be required to pay any commissions, legal fees or other sales cost incurred by the Holder; (ii) commencing on January 1, 2004, Holder shall have the right to demand that the Company file and exercise reasonable efforts to effect a Registration Statement under the Act covering 250,000 shares which may be purchased under this Option unless 250,000 shares which may be purchased under this Option have previously been registered under the Act by the Company; and (iii) commencing on July 1, 2005, Holder shall have the additional right to demand that the Company file and exercise reasonable efforts to effect a Registration Statement under the Act covering the remaining 250,000 shares which may be purchased under this Option unless the Company has previously registered all 500,000 shares which may be purchased under this Option. Such demand to register under subparagraph (ii) and under subparagraph
(iii) shall be in writing, executed by G.M. Capital Partners Ltd. and shall state Holder's intention to exercise the Option to purchase the shares demanded to be registered.

         In the event of a stock dividend or stock split resulting in the number of outstanding of shares of the Company being changed, the applicable exercise price and number of shares, as provided in this Option, shall be proportionately adjusted. In the event of the merger, consolidation, or combination of the Company into another company or entity which survives that transaction, the shares which may be purchased under this Option shall be converted into an equivalent number of shares of the surviving entity. In the event of the sale of all or substantially all of the assets of the Company, the shares which may be purchased upon the exercise of the Option shall be treated in any distribution as if said shares are issued and outstanding, with the exception that the exercise price under this Option shall be deducted from the amount to be distributed on a per-share basis.

         The grant of this Option is made without registration under the Act by reason of a specific exemption. The Option and shares to be issued at exercise shall (unless registered in accordance with this Option) be restricted as to transfer in accordance with Rule 144 of the Act.

         As a condition to the issuance of shares of Common Stock of the Company under this Option, the Holder agrees to remit to the Company at the time of any exercise of this Option any taxes required to be withheld by the Company under Federal, State, or Local law as a result of the exercise of this Option.

         This Option may not be transferred without the consent of the Company.

         The Holder shall not have any of the rights of a shareholder with respect to any shares of the Company's common stock until the purchase price for the shares has been paid to the Company.

         THIS AMENDED AND RESTATED OPTION AGREEMENT AMENDS AND RESTATES THE OPTION AGREEMENT BETWEEN THE COMPANY AND THE HOLDER FOR THE MAY 7, 2002 GRANT OF THE RIGHT AND OPTION UNTIL JUNE 30, 2004 TO PURCHASE 500,000 SHARES OF THE COMPANY'S COMMON STOCK AT A PURCHASE PRICE OF $5.50 PER SHARE (THE "MAY 7, 2002 OPTION"). THIS AMENDED AND RESTATED OPTION SUPERSEDES AND REPLACES, IN ITS ENTIRETY, THE MAY 7, 2002 OPTION WHICH THE COMPANY AND THE HOLDER HEREBY ACKNOWLEDGE AND AGREE IS CANCELLED BY THE PARTIES' EXECUTION OF THIS AMENDED AND RESTATED OPTION, AND THE HOLDER ACKNOWLEDGES THAT THE MAY 7, 2002 OPTION WILL BE SHOWN AS CANCELLED ON THE BOOKS AND RECORDS OF THE COMPANY AND REPLACED WITH THIS AMENDED AND RESTATED OPTION. THE HOLDER FURTHER AGREES THAT IT WILL RETURN THE MAY 7, 2002 OPTION TO THE COMPANY MARKED CANCELLED.

         The Company has caused this Amended and Restated Option Agreement to be executed in the name of the Company by its corporate officer having been duly authorized, and the Holder has hereunto set Holder's hand and seal as of the date and year first above written.



INVISA, INC.                              AGREED TO AND ACCEPTED BY HOLDER:
a Nevada corporation                      G.M. CAPITAL PARTNERS, LTD.



By: /s/ Stephen A. Michael, President     By:         /s/ J. A. Michie
   ----------------------------------        -----------------------------------
Its: President                            Its:       Managing Director